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                                                         NORTHWEST BANCORP, INC.
                                                                STOCK ORDER FORM
                                 PLEASE READ AND COMPLETE THIS STOCK ORDER FORM.
                     INSTRUCTIONS ARE INCLUDED ON THE REVERSE SIDE OF THIS FORM.
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DEADLINE AND DELIVERY                                                           FOR OFFICE USE ONLY
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10:00 A.M., PENNSYLVANIA TIME, ON  SEPTEMBER 15, 1998                           __________       _______        _______      _______
Please mail the completed Stock Order Form in the enclosed business reply       Date Rec'd       Batch #        Order #      Deposit
envelope to the address listed below or hand-deliver to Corry Savings Bank.     ----------------------------------------------------
COPIES AND FACSIMILES OF STOCK ORDER FORMS MAY NOT BE ACCEPTED.
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(1)  COMMON STOCK SUBSCRIPTION AMOUNT (Wires will not be accepted)
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Indicate the dollar amount of Northwest Bancorp, Inc. common stock for which you would like to subscribe:     $___________________
             ------                                                                                             (MINIMUM: $500.00)

The maximum amount that may be subscribed for is 5% of the shares sold in the Offering, or $95,579 based
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on the sale of $1,911,588 of common stock.

Please note: Assuming no oversubscription, subscribers will be allotted the largest WHOLE number of shares which the dollar amount indicated above will purchase. Fractional shares will not be issued; refunds will be made of any unused funds. Please refer to the Prospectus section entitled "The Offering and Merger -- Stock
Pricing and Number of Shares to be Issued", for a discussion of the determination of the price per share.
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(2)  METHOD OF PAYMENT                                     (3)  PURCHASER INFORMATION
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[_] Enclosed is a check, bank draft or money order payable [_] Check here if you are a Corry Savings Bank employee, officer or
    to [CORRY SAVINGS BANK]  for $______________.          trustee.
                                                           Check the box which applies:
[_] I authorize Corry Savings Bank to make the
    withdrawal(s) from the Corry Savings Bank savings or   (a)[_]  Check here if you are ordering in the Subscription Offering as an certificate account(s) listed below, and I understand  Eligible Account Holder with at least $50 at Corry Savings Bank on March that the amounts I authorize below will not otherwise  31, 1996. List below any account(s) you had at that date.
    be available to me once this Stock Order Form is
    submitted.                                             (b)[_]  Check here if you are ordering in the Subscription Offering as a
(THERE IS NO EARLY WITHDRAWAL PENALTY FOR THE PURCHASE     Supplemental Eligible Account Holder with at least $50 at Corry Savings
OF STOCK.)                                                 Bank on December 31, 1997, but are NOT an Eligible Account Holder. List
                                                           below any account(s) you had at that date.
         Account Number(s)        Amount(s)
         -----------------        ---------                (c)[_]  Check here if you are ordering in the Subscription Offering as a depositor with at least $50 at Corry Savings Bank on July 20, 1998, but
______________________________  $______________________    are NOT an Eligible or Supplemental Account Holder. List below any account(s) you had at that date.
______________________________  $______________________
                                                           (d)[_]  Check here if you are ordering in the Community Offering, and
______________________________  $______________________    were not a Corry Savings Bank depositor at any of the above dates.
                                                           ACCOUNT TITLE (NAME(S) ON ACCOUNT)      ACCOUNT NUMBER
______________________________  $______________________    ----------------------------------      --------------
                                                           _________________________________       ______________
______________________________  $______________________    _________________________________       ______________
                                                           _________________________________       ______________
TOTAL WITHDRAWAL:               $______________________                IF ADDITIONAL SPACE IS NEEDED, ATTACH A SEPARATE PAGE.
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(4)  STOCK REGISTRATION (PLEASE PRINT CLEARLY  THE REGISTRATION INFORMATION YOU LIST BELOW WILL BE UTILIZED FOR SUBSEQUENT MAILINGS,
                         --------------------
INCLUDING THE REGISTRATION OF STOCK CERTIFICATES. PLEASE MAKE SURE THE INFORMATION IS COMPLETE AND LEGIBLE.)
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(First Name, Middle Initial, Last Name)                         Social Security No./Tax ID# (certificate will show only this number)

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(First Name, Middle Initial, Last Name)                         Social Security No./Tax ID#

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(Street Address of first person named)                          (Daytime Phone Number of first person named)

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(City, State, Zip Code)                                         (Evening Phone Number of first person named)

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(5) FORM OF STOCK OWNERSHIP (CHECK ONE - SEE REVERSE SIDE OF THIS FORM FOR OWNERSHIP DEFINITIONS)
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[_] Individual                 [_] Joint Tenants    [_] Tenants in Common                           [_] Uniform Transfer to Minors
[_] IRA (for broker use only)  [_] Corporation      [_] Fiduciary (Under Agreement Dated___, 199__) [_] Other  ______________
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(6) NASD AFFILIATION (CHECK AND INITIAL ONLY IF APPLICABLE.)
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[_]  Check here and initial below if you are a member of the NASD ("National Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance; and
     (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.
____ (Please initial)
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(7) ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
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     I(we) acknowledge receipt of the Prospectus dated _________, 1998, and that I(we) have been advised to read the Prospectus
     (including the section entitled "Special Considerations"). I(we) understand that, after receipt by Northwest Bancorp, Inc., or
     Corry Savings Bank (as agent for Northwest Bancorp, Inc.), this order may not be modified or withdrawn without the consent of
                                                                           -------
     Northwest Bancorp, Inc. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we)
     confirm that my(our) order does not conflict with the purchase limitations and other provisions in the Corry Savings Bank Plan of Merger and Stock Issuance Plan. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC, is not guaranteed by Northwest Bancorp, Inc., Corry Savings Bank, Northwest Bancorp, MHC or any
     government agency or other entity, and may decrease in value at any time. Under penalties of perjury, I(we) certify that (1)
     the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).
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    Please sign and date this form. ONLY ONE SIGNATURE IS REQUIRED, UNLESS AUTHORIZING A WITHDRAWAL FROM A CORRY SAVINGS BANK
                                    -----------------------------------------------------------------------------------------
    DEPOSIT ACCOUNT REQUIRING MORE THAN ONE SIGNATURE TO WITHDRAW FUNDS. If signing as a custodian, corporate officer, etc., please
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    include your full title.

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
   ____________________________________________________      ____________________________________________________
   Signature      Title (if applicable)      Date            Signature      Title (if applicable)      Date

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                  THIS ORDER NOT VALID UNLESS SIGNED  WE RECOMMEND RETAINING A COPY OF THIS FORM FOR YOUR RECORDS
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                          QUESTIONS?   Please call (___) ___-____ from 9:00 am to 4:00 pm, Monday-Friday
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                         STOCK ORDER FORM INSTRUCTIONS
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(1) COMMON STOCK SUBSCRIPTION AMOUNT -- Indicate the dollar amount of Northwest
    --------------------------------                 ------
Bancorp, Inc. common stock that you wish to purchase.  The minimum purchase is
$500.  No individual, together with associates or persons acting in concert with such person, may purchase more than 5% of the shares sold in the Offering, or
$95,579 based on the sale of $1,911,588 of common stock in the Offering.
Northwest Bancorp, Inc. reserves the right to accept or reject orders placed in any Community Offering.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check, bank draft or
    -----------------
money order payable to [CORRY SAVINGS BANK]. Funds received will be cashed immediately, and placed in a segregated account at Corry Savings Bank. You will earn interest at Northwest Savings Bank's passbook rate from the time funds are received until the Offering is consummated. Wires will not be accepted.

You may pay for your shares by withdrawal from your Corry Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received, however, the funds will remain in your account and continue to earn interest at the account's contractual rate until the Offering is consummated. PLEASE CONTACT THE STOCK INFORMATION CENTER PROMPTLY IF YOU ARE INTENDING TO UTILIZE CORRY SAVINGS BANK IRA OR KEOGH FUNDS (OR ANY OTHER SUCH FUNDS) TO MAKE YOUR STOCK PURCHASE.

(3) PURCHASER INFORMATION -- Check the applicable box.  This information is very
    ---------------------
important because eligibility dates are utilized to prioritize your order in the event that we receive orders for more stock than is available. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Offering and
Merger Subscription Offering and Subscription Rights", for explanation of the purchase priorities in the Offering and how shares will be allocated in the event the Offering is oversubscribed.  FAILURE TO COMPLETE THIS SECTION,
                                       ---------------------------------
COMPLETING THIS SECTION INCORRECTLY OR OMITTING INFORMATION IN THIS SECTION
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COULD RESULT IN A LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION IN THE EVENT OF
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AN OVERSUBSCRIPTION.
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(4)  STOCK REGISTRATION -- Please CLEARLY PRINT the name(s) and address in which
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you want the stock certificate registered and mailed.   If you are exercising
subscription rights by purchasing in the Subscription Offering as a Corry
Savings Bank: (i) Eligible Account Holder as of March 31, 1996; (ii)
Supplemental Eligible Account Holder as of December 31, 1997, or (iii) Other Member as of July 20, 1998, you must register the stock in the name of at least one of the account holders listed on your account as of the applicable date. However, adding the name(s) of persons who are not account holders, or were
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account holders at a later date, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND
SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes.

Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP --  Please check the one type of ownership
    -----------------------
applicable to your registration.  An explanation of each follows:

                       GUIDELINES FOR REGISTERING STOCK
                       --------------------------------


        For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Northwest Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:
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INDIVIDUAL:       Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.

                  JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

                  TENANTS IN COMMON Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

UNIFORM TRANSFER  Stock may be held in the name of a custodian for a minor under
TO MINORS:        the Uniform Transfers to Minors laws of the individual states.
                  There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform Transfers to Minors
                  Act" is abbreviated "UNIF TRAN MIN ACT." Standard U.S. Postal
                  Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform Transfers to Minors Act will be abbreviated:

                               JOHN P. JONES CUST SUSAN A. JONES
                                     UNIF TRAN MIN ACT PA

FIDUCIARIES:      Stock held in a fiduciary capacity must contain the following:
                  1.   The name(s) of the fiduciary(ies):
                       .   If an individual, list the first given name, middle
                           initial and last name.
                       .   If a corporation, list the corporate title
                       .   If an individual and a corporation, list the
                           corporation's title before the individual.
                  2.   The fiduciary capacity: Administrator, Conservator,
                       Committee, Executor, Trustee, Personal Representative, Custodian
                  3.   The type of document governing the fiduciary
                       relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
                  4.   The date of the document governing the relationship. The
                       date of the document need not be used in the description of a trust created by a will.
                  5.   Either of the following:
                              The name of the maker, donor or testator OR
                              The name of the beneficiary
                              Example of Fiduciary Ownership:

                                    JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                         UNDER AGREEMENT DATED 6/9/74
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(6)  NASD AFFILIATION -- Check the box and initial, if applicable.
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(7)  ACKNOWLEDGMENT AND SIGNATURE -- Stock order forms submitted without a
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     signature will not be accepted.  Only one signature is required, unless the method of payment section of this Form includes authorization to withdraw from a Corry Savings Bank account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney, you must submit a copy of the POA agreement with this Form.



QUESTIONS?   Please call (___) ___-____ from 9:00 am to 4:00 pm, Monday-Friday



THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE
     FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.